[Robinson, Bradshaw & Hinson, P.A. letterhead]

January 7, 2003

Bank of Granite Corporation
P. O. Box 128
Granite Falls, NC 28630

Re:	Registration Statement on Form S-8
Bank of Granite Employee’s Profit Sharing Retirement Plan and Trust

Ladies and Gentlemen:

     We are counsel to Bank of Granite Corporation, a Delaware corporation (the “Company”) in connection with the filing, on or about January 7, 2003, of the above-referenced registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) and the rules and regulations promulgated thereunder (the “Rules and Regulations”). The Registration Statement relates to four hundred thousand (400,000) shares of the common stock, par value $1.00 per share, of the Company (the “Company Stock”), and an indeterminate number of plan interests, which may be offered and sold by the Company to the eligible employee participants in the Bank of Granite Employee’s Profit Sharing Retirement Plan and Trust (the “Plan”). The Plan is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

     This opinion, given as of the date hereof, is based upon facts and conditions presently known and laws and regulations presently in effect, and is being delivered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K under the Act.

     As counsel to the Company and in rendering this opinion, we have examined the Restated Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, the Registration Statement, the Plan documents and other related written documentation as we have deemed necessary or appropriate to provide the opinions set forth below. In our examination, we have assumed the conformity to original documents submitted to us as photostatic copies, the genuineness of all signatures and the taking of all required corporate action in relation with the Plan.

Bank of Granite Corporation
January 7, 2003

     On the basis of the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that the provisions of the written documents constituting the Plan comply, in all material respects, with the requirements of ERISA pertaining to such provisions.

     In addition, based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Company Stock, if and when originally issued and sold by the Company pursuant to the terms and conditions of the Plan, and upon payment of the consideration, if any, payable therefor pursuant to the Plan, will be legally issued, fully paid and nonassessable.

     We have assumed that the Company and those officers and employees that may purchase Company Stock under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Company Stock.

     The opinions expressed herein are contingent upon the Registration Statement, becoming effective under the Act and the Restated Certificate of Incorporation and Bylaws of the Company not being further amended prior to the issuance of the Company Stock.

     The foregoing opinions are limited to ERISA and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of any other law.

     This opinion is being furnished to you solely for your benefit in connection with the filing of the Registration Statement pursuant to the Act and the Rules and Regulations and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose, without our prior written consent.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.

Very truly yours,

ROBINSON, BRADSHAW & HINSON, P.A.

/s/ Robinson, Bradshaw & Hinson, P.A.